EXHIBIT 32.2
CERTIFICATION OF THE PRINCIPAL FINANCIAL OFFICER
PURSUANT TO RULE 13a-14(b) OF
THE SECURITIES EXCHANGE ACT OF 1934 AND 18 U.S.C. SECTION 1350
     In connection with the Quarterly Report on Form 10-Q of Critical Therapeutics, Inc. (the “Company”) for the period ended September 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Thomas P. Kelly, Senior Vice President of Finance and Corporate Development and Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: November 8, 2007

/s/ Thomas P. Kelly ———————————————————— Thomas P. Kelly Chief Financial Officer and Senior Vice President of Finance and Corporate Development (Principal Financial Officer)